Exhibit NO. 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm(s) and Financial Statements” and “Appendix M – Recipients of Non-Public Portfolio Holdings on an Ongoing Basis” in the Statement of Additional Information, each dated March 30, 2023, and each included in this Post-Effective Amendment No. 109 to the Registration Statement (Form N-1A, File No. 2-14677) of Massachusetts Investors Growth Stock Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report, dated January 13, 2023, with respect to the financial statements and financial highlights of Massachusetts Investors Growth Stock Fund included in its Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

Ernst & Young LLP

/s/ Ernst & Young LLP

Boston, Massachusetts

March 28, 2023